Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Bank of Commerce Holdings (“BOCH”) consists of 50,000,000 shares of common stock, no par value per share (“Common Stock”), and 2,000,000 shares of preferred stock, no par value per share. As of May 21, 2019, BOCH had no shares of preferred stock outstanding. The BOCH board of directors (the “Board”) is authorized, without further shareholder action, to issue shares of preferred stock with such designations, preferences, and rights as the Board may determine.

Each share of Common Stock has the same relative rights and is identical in all respects to every other share of Common Stock. California law, BOCH’s Restated Articles of Incorporation (the “Articles”), and BOCH’s Amended and Restated Bylaws (the “Bylaws”) govern the rights of shareholders.

Dividend Rights

Dividends may be paid on the Common Stock as and when declared by the Board out of funds legally available for the payment of dividends. The Board may issue preferred stock that is entitled to such dividend rights as the Board may determine, which may have priority over the Common Stock in the payment of dividends.

The ability of BOCH to pay dividends depends on the amount of dividends paid to it by its subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. California law also limits a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on BOCH’s subsidiaries by statute or regulation may limit the amount of dividends that BOCH can pay.

Voting Rights

The shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held. However, under the Bylaws, if any shareholder gives notice at a meeting at which directors are to be elected, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected, multiplied by the number of shares that the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of individuals to be elected) as the shareholder may wish.

One or more shareholders holding shares entitled to cast, in the aggregate, not less than ten percent of the votes entitled to be cast may call a special meeting of the shareholders.

Except as provided below with respect to the election of directors, pursuant to Article VII of the Articles, any action that could be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted; provided that the Board has previously approved such action by resolution. The affirmative vote of the holders of at least 66-2/3% of the outstanding stock is required to amend, repeal, or adopt any provisions inconsistent with Article VII.

Directors may be elected by written consent of the shareholders without a meeting only if the written consents of holders of all outstanding shares entitled to vote are obtained, except that vacancies on the Board, other than vacancies created by removal, not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

Preemptive Rights

The Articles do not provide for preemptive rights for shareholders to subscribe to any additional securities that may be issued.

Liquidation Rights

If BOCH is liquidated, the holders of Common Stock are entitled to share, on a pro rata basis, BOCH’s remaining assets after provision for liabilities. The Board is authorized to determine the liquidation rights of any preferred stock that may be issued, which would take priority over the rights of holders of the Common Stock.

Assessments

All outstanding shares of Common Stock are fully paid and nonassessable.

Amendment of Articles of Incorporation and Bylaws

California law authorizes a corporation’s board of directors to make specified changes to its articles of incorporation without shareholder approval. Other amendments to a corporation’s articles of incorporation must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment.

Except as otherwise provided by law, the Bylaws may be amended by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote. Subject to the right of shareholders to amend the Bylaws, the Bylaws may also be amended or repealed, and new bylaws may be adopted, by the Board; provided, however, that the Board may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles or Section 2 of Article III of the Bylaws. Article III, Section 2, provides for a range in the number of directors of seven to thirteen unless an amendment of the Articles or the bylaw is duly adopted by the vote or written consent of holders of a majority of the outstanding shares; provided that an amendment to reduce the minimum number of directors to a number below five will not be adopted if the votes cast against its adoption at a meeting, or the shares not consenting by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Restrictions on Ownership

Under the Bank Holding Company Act of 1956, as amended, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of BOCH’s voting stock. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, such as BOCH’s, could constitute acquisition of control of the bank holding company.

Under the California Financial Code, no person may, directly or indirectly, acquire control of a California state bank or its holding company unless the California Department of Business Oversight has approved such acquisition of control. A person would be deemed to have acquired control of BOCH if such person, directly or indirectly, has the power to (a) vote 25% or more of BOCH’s voting power or (b) direct or cause the direction of BOCH’s management or policies. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of BOCH’s outstanding Common Stock would be presumed to control BOCH.

Potential “Anti-Takeover” Provisions

The Articles require that a “Business Combination” (as defined in the Articles) be approved by the affirmative vote of not less than 66-2/3% of the total shares attributable to persons other than an “Interested Stockholder” (as defined in the Articles) unless certain conditions are met. This requirement does not apply if the Business Combination has been approved by 66-2/3% of the “Disinterested Directors” (as defined in the Articles).

In addition, the authorization of preferred stock, which is intended primarily as a financing tool and not as a defensive measure against takeovers, may potentially be used by the Board to make uninvited attempts to acquire control of BOCH more difficult, as preferred stock could be easily and quickly issued, could adversely affect the rights of holders of Common Stock, and could be issued with terms calculated to delay or prevent a change in control of BOCH or make removal of the members of its Board or management more difficult.

The “supermajority” approval requirement for certain business transactions and the availability of BOCH’s preferred stock for issuance without shareholder approval may deter the efforts of a would-be acquirer to obtain control of BOCH and may have the effect of lengthening the time required for a person to acquire control of BOCH through a tender offer, proxy contest, or otherwise. This could deprive BOCH shareholders of opportunities to realize a premium for their shares of Common Stock, even in circumstances where such action is favored by a majority of BOCH’s shareholders.